UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACREAGE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ACREAGE HOLDINGS, INC.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual general meeting (the “Meeting”) of the holders (the “Subordinate Shareholders”) of Class D subordinate voting shares (the “Floating Shares”) and Class E subordinate voting shares (the “Fixed Shares” and together with the Floating Shares, the “Subordinate Voting Shares”), the holders (“MVS Shareholders”, and together with the Subordinate Shareholders, the “Shareholders”) of Class F multiple voting shares (the “Fixed Multiple Shares”, and collectively with the Subordinate Voting Shares the “Shares”) of Acreage Holdings, Inc. (the “Corporation”) will be held on June 13, 2023 at 12:00 p.m. (EDT) for the following purposes:

1.	to receive the audited financial statements of the Corporation for the year ended December 31, 2022, together with the auditors’ report thereon;

2.	to elect the directors of the Corporation for the ensuing year;

3.	to appoint Marcum LLP as the auditors of the Corporation for the ensuing year per the Audit Committee’s recommendation, and authorize the directors to fix the remuneration of the auditors; and

4.	to transact such other business as may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof.

Information relating to the matters to be brought before the Meeting is set forth in the proxy statement (the “Proxy Statement”) which accompanies this Notice.

The Board of Directors of the Corporation has fixed Friday, April 14, 2023 as the record date for the Meeting. Shareholders of record at the close of business on the record date are entitled to notice of the Meeting and to vote thereat or at any adjournment or postponement thereof on the basis of: (i) one vote for each Subordinate Voting Share held; and (ii) 4,300 votes for each Fixed Multiple Share held.

Meeting Format

The Corporation is holding the Meeting this year as a completely virtual Meeting, which will be conducted via webcast. Shareholders will not be able to attend the Meeting in person.

We believe a virtual meeting allows broader access by our shareholders and other parties without restricting participation. Registered Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at web.lumiagm.com/211875619. Beneficial Shareholders (being Shareholders who hold their Shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary) who have not duly appointed themselves as proxyholder will be able to attend as a guest and view the webcast but not be able to participate or vote at the Meeting.

Registered Shareholders may attend the Meeting virtually or may be represented by proxy. If you are a registered Shareholder and are unable to attend the Meeting, please exercise your right to vote by completing, signing, dating and returning the applicable accompanying form of proxy to Odyssey Trust Company (“Odyssey” or the “Transfer Agent”). To be valid, completed proxy forms must be signed, dated and deposited with Odyssey using one of the following methods:

By Mail or Hand Delivery:	Odyssey Trust Company Attn: Proxy Department 702, 67 Yonge Street, Toronto ON M5E 1J8
By Internet:	https://login.odysseytrust.com/pxlogin

Proxies must be deposited with Odyssey not later than 12:00 p.m. (EDT) on June 9, 2023, or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned meeting. The Chair of the Meeting shall have the discretion to waive or extend the proxy deadlines without notice.

As a Shareholder of the Corporation, it is very important that you read the Proxy Statement and other Meeting materials carefully. They contain important information with respect to voting your Shares and attending and participating at the Meeting.

If a Shareholder receives more than one form of proxy because such holder owns Shares of different classes and/or registered in different names or addresses, each form of proxy should be completed and returned.

If you are a registered Shareholder and receive these materials through your broker or through another intermediary, please complete and return the form of proxy or voting instruction form in accordance with the instructions provided to you by your broker or by the other intermediary.

NOTICE-AND-ACCESS

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”) and by the Canadian Securities Administrators under National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer, we may furnish our proxy statement and annual report to Shareholders of record by providing access to those documents via the Internet instead of mailing printed copies. The notice you received regarding the Internet availability of our proxy materials (the “Notice”) provides instructions on how to access our proxy materials and cast your vote via the Internet, by telephone or by mail.

Shareholders’ access to our proxy materials via the Internet is more environmentally friendly as it will help reduce paper use and will also reduce the cost of printing and mailing the proxy materials to Shareholders. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

Websites Where Proxy Materials Are Posted:

Proxy materials can be viewed online under the Corporation’s profile on the SEC’s website at www.sec.gov or at https://odysseytrust.com/client/acreage-holdings-2023/, the website for the proxy materials maintained by Odyssey. The proxy materials will remain posted on Odyssey’s website at least until the date that is one year after the date the proxy materials were posted. The proxy materials will also be available under the Corporation’s profile at www.sedar.com.

How to Obtain Paper Copies of the Proxy Materials

Shareholders may request paper copies of the proxy materials be sent to them by postal delivery at no cost to them.  Requests may be made up to one year from the date the proxy materials are posted on Odyssey’s website.  In order to receive a paper copy of the proxy materials, or if you have questions concerning notice-and-access, please call Odyssey, toll free at 1-888-290-1175 (North America) or 1-587-885-0960 (outside North America). Any requests for material received before the meeting date should be fulfilled within 3 business days.

The Proxy Statement provides additional detailed information relating to the matters to be dealt with at the Meeting and is supplemental to, and expressly made a part of, this Notice.  Additional information about the Corporation and its consolidated financial statements are also available under the Corporation’s profile on the SEC’s website at www.sec.gov.

DATED at New York, New York this 1st day of May, 2023.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed)
Kevin P. Murphy
Chairman

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 13, 2023.

2

ACREAGE HOLDINGS, INC.

CSE: ACRG.A.U and ACRG.B.U

OTCQX: ACRHF and ACRDF

FSE: 0VZ1 and 0VZ2

PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 13, 2023

PURPOSES OF SOLICITATION

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF ACREAGE HOLDINGS, INC. (the “Corporation”) of proxies to be used at the annual general meeting (the “Meeting”) of the holders (the “Subordinate Shareholders”) of Class D subordinate voting shares (the “Floating Shares”) and Class E subordinate voting shares (the “Fixed Shares”, and together with the Floating Shares, the “Subordinate Voting Shares”), the holders (the “MVS Shareholders”, and together with the Subordinate Shareholders, the “Shareholders”) of Class F multiple voting shares (the “Fixed Multiple Shares”, and collectively with the Subordinate Voting Shares, the “Shares”) of the Corporation to be held on Tuesday, June 13, 2023 at 12:00 p.m. (EDT), and at any adjournment or postponement thereof, for the purposes set out in the enclosed notice of meeting (the “Notice of Meeting”).  This Proxy Statement is being made available on or about May 1, 2023, to Shareholders entitled to vote at the Meeting.

Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone, facsimile or other proxy solicitation services. In accordance with National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), arrangements have been made with brokerage houses and clearing agencies, custodians, nominees, fiduciaries or other intermediaries to send the Notice of Meeting, this proxy statement (the “Proxy Statement”), the form of proxy for the meeting, the annual financial statements of the Corporation for the financial year ended December 31, 2022 and related management’s discussion and analysis, where applicable, and other meeting materials to the beneficial owners of the Shares held of record by such parties. The Corporation may reimburse such parties for reasonable fees and disbursements incurred by them in doing so. The costs of the solicitation of proxies will be borne by the Corporation.  The Corporation may also retain, and pay a fee to, one or more professional proxy solicitation firms to solicit proxies from the Shareholders in favor of the matters set forth in the Notice of Meeting.

Meeting Format

The Corporation is holding the Meeting this year as a completely virtual Meeting, which will be conducted via webcast. Shareholders will not be able to attend the Meeting in person.

The Corporation is holding the Meeting as a completely virtual meeting, which will be conducted via live webcast. We believe a virtual meeting allows broader access by our shareholders and other parties without restricting participation, and is also consistent with our sustainability goals to reduce our carbon footprint. Shareholders will not need to, or be able to, physically attend the Meeting in person. In order to attend, participate or vote at the Meeting (including for voting and asking questions at the Meeting), Shareholders must have a valid username. Guests are welcome to attend and view the webcast, but will be unable to participate or vote at the Meeting. To join as a guest please visit the Meeting online at web.lumiagm.com/211875619 and select “Join as a Guest” when prompted.

Registered Shareholders and duly appointed proxyholders will be able to attend, participate, submit questions and vote at the Meeting online at web.lumiagm.com/211875619. Such persons may then enter the Meeting by clicking “I have a login” and entering a Username and Password before the start of the Meeting.

Registered Shareholders: The control number located on the form of proxy is the Username. The Password to the Meeting is “acreage2023” (case sensitive). If as a registered Shareholder you are using your control number to login to the Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies for the Meeting and will be provided the opportunity to vote by online ballot on the matters put forth at the Meeting. If you do not wish to revoke a previously submitted proxy, as the case may be, you will need to attend the meeting as a guest, and you will not be able to participate or vote at the Meeting.

Duly appointed proxyholders: Odyssey Trust Company (“Odyssey” or the “Transfer Agent”) will provide the proxyholder with a Username by e-mail after the voting deadline has passed. The Password to the Meeting is “acreage2023” (case sensitive). Only registered Shareholders and duly appointed proxyholders will be entitled to attend, participate and vote at the Meeting. Beneficial Shareholders who have not duly appointed themselves as proxyholder will be able to attend the meeting as a guest but not be able to participate or vote at the Meeting. Shareholders who wish to appoint a third party proxyholder to represent them at the Meeting (including beneficial Shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting) MUST submit their duly completed proxy or voting instruction form AND register the proxyholder. See “Appointment of a Third Party as Proxy”.

Shareholders will be able to submit questions live during the Annual Meeting by typing the question into the “Ask a Question” field, and clicking submit.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, or general economic, political, or other views that are not directly related to the business of the Corporation are not pertinent to meeting matters and therefore will not be addressed.

If you encounter any difficulties accessing the virtual Annual Meeting on the meeting day, please send a message to acreage@odysseytrust.com.

Appointment of a Third Party as Proxy

The following applies to Shareholders who wish to appoint a person (a “third party proxyholder”) other than the management nominees set forth in the form of proxy or voting instruction form as proxyholder, including beneficial Shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting.

Shareholders who wish to appoint a third-party proxyholder to attend, participate or vote online at the Meeting as their proxy and vote their Shares MUST submit their proxy or voting instruction form (as applicable) appointing such third-party proxyholder AND register the third party proxyholder, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a Username to attend, participate or vote at the Meeting.

● Step 1: Submit your proxy or voting instruction form: To appoint a third-party proxyholder, insert such person’s name in the blank space provided in the form of proxy or voting instruction form (if permitted) and follow the instructions for submitting such form of proxy or voting instruction form. This must be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form. If you are a beneficial Shareholder located in the United States, you must also provide Odyssey with a duly completed legal proxy if you wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder. See below under this section for additional details.

● Step 2: Register your proxyholder: To register a proxyholder, Shareholders MUST send an email to appointee@odysseytrust.com by 12:00 p.m. (EDT) on June 9, 2023 and provide Odyssey with the required proxyholder contact information, amount of shares appointed, name in which the Shares are registered if they are a Registered Shareholder, or name of broker where the shares are held if a Non-Registered Shareholder, so that Odyssey may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to attend, participate or vote at the Meeting.

If you are a Non-Registered Shareholder and wish to attend, participate or vote online at the Meeting, you have to insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described above. By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary.

Legal Proxy – U.S. Non-Registered Shareholders

If you are a Non-Registered Shareholder located in the United States and wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described herein, you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Odyssey. Requests for registration from Non-Registered Shareholders located in the United States that wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail to appointee@odysseytrust.com and received by 12:00 p.m. (EDT) on June 9, 2023.

NOTICE-AND-ACCESS

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we may furnish our proxy statement and annual report to Shareholders of record by providing access to those documents via the Internet instead of mailing printed copies. The notice you received regarding the Internet availability of our proxy materials (the “Notice”) provides instructions on how to access our proxy materials and cast your vote via the Internet, by telephone or by mail.

Shareholders’ access to our proxy materials via the Internet is more environmentally friendly as it will help reduce paper use and will also reduce the cost of printing and mailing the proxy materials to Shareholders. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

Registered holders of Shares (“Registered Shareholders”) will receive a form of proxy and beneficial owners of Shares (“Non-Registered Holders”) will receive a voting instruction form, in each case enabling them to vote at the Meeting.  However, instead of a paper copy of the proxy materials, Shareholders will receive only a notice with information on the date, location and purpose of the Meeting, as well as information on how they may access such materials electronically. Shareholders are reminded to view the proxy materials prior to voting.  Materials can be viewed online under the Corporation’s profile on the SEC’s website at www.sec.gov or at https://odysseytrust.com/client/acreage-holdings-2023/. The proxy materials will remain posted on Odyssey’s website at least until the date that is one year after the date the proxy materials were posted.  The proxy materials will also be available under the Corporation’s profile at www.sedar.com.

Shareholders may request paper copies of the proxy materials be sent to them by postal delivery at no cost to them. Requests may be made up to one year from the date the proxy materials are posted on Odyssey’s website. In order to receive a paper copy of the proxy materials or if you have questions concerning Notice-and-Access, please call Odyssey toll free at 1-888-290-1175 (North America) or 1-587-885-0960 (outside North America). Any requests for material received before the meeting date should be fulfilled within three business days.

Quorum

The quorum for any meeting of Shareholders will be two persons present in person, virtually or represented by proxy who are, or who represent by proxy, Shareholders entitled to vote thereat who hold, in the aggregate, 25% of the votes attached to the issued and outstanding Shares entitled to vote at such meeting. In the event that a quorum is not present at the time fixed for holding the Meeting, the Meeting shall stand adjourned to such date and to the same day in the next week at the same time and place.

APPOINTMENT AND REVOCATION OF PROXIES

A Registered Shareholder may vote online at the virtual Meeting or may appoint another person to represent such Registered Shareholder as proxy and to vote the Shares of such Registered Shareholder at the Meeting.  In order to appoint another person as proxy, a Registered Shareholder must complete, execute and deliver the form(s) of proxy accompanying this Proxy Statement, or another proper form of proxy, in the manner specified in the Notice of Meeting and must follow the directors described above.

The purpose of a form of proxy is to designate persons who will vote on the Shareholder’s behalf in accordance with the instructions given by the Shareholder in the form of proxy.  The persons named in the enclosed form(s) of proxy are officers or directors of the Corporation.  A REGISTERED SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION, TO REPRESENT HIM, HER OR IT AT THE MEETING MAY DO SO BY FILLING IN THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED IN THE FORM(S) OF PROXY OR BY COMPLETING ANOTHER PROPER FORM OF PROXY.  A Registered Shareholder wishing to be represented by proxy at the Meeting or any adjournment thereof must, in all cases, deposit the completed form of proxy with Odyssey not later than 12:00 p.m. (EDT) on June 9, 2023 or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting at which the applicable form(s) of proxy is to be used.  A form of proxy should be executed by the Registered Shareholder or his or her attorney duly authorized in writing or, if the Registered Shareholder is a corporation, by an officer or attorney thereof duly authorized.

Proxies may be deposited with Odyssey, using one of the following methods:

By Mail or Hand Delivery:	Odyssey Trust Company Attn: Proxy Department 702, 67 Yonge Street,Toronto ON M5E 1J8
By Internet:	https://login.odysseytrust.com/pxlogin

Proxies must be deposited with Odyssey not later than 12:00 p.m. (EDT) on June 9, 2023, or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned meeting. The Chair of the Meeting shall have the discretion to waive or extend the proxy deadlines without notice.

A Registered Shareholder virtually attending the Meeting has the right to vote at the Meeting by completing a ballot online during the Meeting and, if he, she or it does so, his, her or its form of proxy is nullified with respect to the matters such person votes upon at the Meeting and any subsequent matters thereafter to be voted upon at the Meeting or any adjournment thereof.

A Registered Shareholder who has given a form of proxy may revoke the form of proxy at any time prior to using it: (a) by depositing an instrument in writing, including another completed form of proxy, executed by such Registered Shareholder or by his, her or its attorney authorized in writing or by electronic signature or, if the Registered Shareholder is a corporation, by an authorized officer or attorney thereof at, or by transmitting by facsimile or electronic means, a revocation signed, subject to the Business Corporations Act (British Columbia) (the “BCBA”), by electronic signature, to: (i) the principal executive offices of the Corporation, located at 366 Madison Avenue, 14th Floor, New York, New York, 10017 at any time prior to 10:00 a.m. (EDT) on the last business day preceding the day of the Meeting or any adjournment thereof; (ii) with the Chair of the Meeting on the day of the Meeting or any adjournment thereof; or (iii) in any other manner permitted by law.

ADVICE TO NON-REGISTERED SHAREHOLDERS

The information set forth in this section is of significant importance to many Shareholders, as a substantial number of Shareholders do not hold Shares in their own name.  Only Registered Shareholders or the persons they appoint as their proxies are permitted to attend virtually and vote at the Meeting and only forms of proxy deposited by Registered Shareholders will be recognized and acted upon at the Meeting.  Shares beneficially owned by a Non-Registered Holder are registered either: (i) in the name of an intermediary (an “Intermediary”) with whom the Non-Registered Holder deals in respect of the Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered retirement savings plan, registered retirement income fund, registered education savings plan and similar plans); or (ii) in the name of a clearing agency (such as CDS Clearing and Depository Services Inc. in Canada or Cede & Co. in the United States) (each a “Clearing Agency”) of which the Intermediary is a participant.  Accordingly, such Intermediaries and Clearing Agencies would be the Registered Shareholders and would appear as such on the list maintained by Odyssey Trust Company (the “Transfer Agent”).  Non-Registered Holders do not appear on the list of the Registered Shareholders maintained by the Transfer Agent.

Distribution of Proxy Materials to Non-Registered Holders

In accordance with the requirements of NI 54-101, the Corporation has distributed copies of the proxy materials to the Clearing Agencies and Intermediaries for onward distribution to Non-Registered Holders as well as directly to NOBOs (as defined below).

Non-Registered Holders fall into two categories - those who object to their identity being known to the issuers of the securities which they own (“OBOs”) and those who do not object to their identity being made known to the issuers of the securities which they own (“NOBOs”).  Subject to the provisions of NI 54-101, issuers may request and obtain a list of their NOBOs from Intermediaries directly or via their transfer agent and may obtain and use the NOBO list for the distribution of proxy-related materials to such NOBOs.  If you are a NOBO and the Corporation or its agent has sent the proxy materials directly to you, your name, address and information about your holdings of Shares have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding the Shares on your behalf.

The Corporation’s OBOs can expect to be contacted by their Intermediary.

Voting by Non-Registered Holders

The Shares held by Non-Registered Holders can only be voted or withheld from voting at the direction of the Non-Registered Holder.  Without specific instructions, Intermediaries or Clearing Agencies are prohibited from voting Shares on behalf of Non-Registered Holders.  Therefore, each Non-Registered Holder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.

The various Intermediaries have their own mailing procedures and provide their own return instructions to Non-Registered Holders, which should be carefully followed by Non-Registered Holders in order to ensure that their Shares are voted at the Meeting.

Non-Registered Holders will receive either a voting instruction form or, less frequently, a form of proxy.  The purpose of these forms is to permit Non-Registered Holders to direct the voting of the Shares they beneficially own.  Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive.

A.	Voting Instruction Form. In most cases, a Non-Registered Holder will receive, as part of the proxy materials, a voting instruction form (a “VIF”). If the Non-Registered Holder does not wish to attend and vote online at the virtual Meeting (or have another person attend virtually and vote online on the Non-Registered Holder’s behalf), the VIF must be completed, signed and returned in accordance with the directions on the form.

OR

B.	Form of Proxy. Less frequently, a Non-Registered Holder will receive, as part of the proxy materials, a form of proxy that has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. If the Non-Registered Holder does not wish to attend virtually and vote online at the Meeting (or have another person attend virtually and vote online on the Non-Registered Holder’s behalf), the Non-Registered Holder must complete and sign the form of proxy and in accordance with the directions on the form.

Voting by Non-Registered Holders at the Meeting

Although a Non-Registered Holder may not be recognized directly at the virtual Meeting for the purposes of voting Shares registered in the name of an Intermediary or a Clearing Agency, a Non-Registered Holder may attend the Meeting as proxyholder for the Registered Shareholder who holds Shares beneficially owned by such Non-Registered Holder and vote such Shares as a proxyholder.  A Non-Registered Holder who wishes to attend the Meeting and to vote their Shares as proxyholder for the Registered Shareholder who holds Shares beneficially owned by such Non-Registered Holder, should: (a) if they received a VIF, follow the directions indicated on the VIF; or (b) if they received a form of proxy strike out the names of the persons named in the form of proxy and insert the Non-Registered Holder’s or its nominees name in the blank space provided.  Non-Registered Holders should carefully follow the instructions of their Intermediaries, including those instructions regarding when and where the VIF or the form of proxy is to be delivered.

Non-Registered Holders who have not duly appointed themselves as proxyholder will be able to attend as a guest and view the webcast but not be able to participate or vote at the Meeting.

All references to Shareholders in the proxy materials are to Registered Shareholders as set forth on the list of registered Shareholders as maintained by the Transfer Agent, unless specifically stated otherwise.

Acreage Holdings, Inc.

Office of the Corporate Secretary

366 Madison Avenue, 14th Floor

New York, New York, 10017

corporatesecretary@acreageholdings.com

Please include the following information with your inquiry:

●	Your name and complete mailing address;

●	Your email address; and

●	Proof that you own the Corporation’s Shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

VOTING OF PROXIES

A form of proxy accompanies this Proxy Statement for use at the Meeting by Shareholders. Shareholders who hold Subordinate Voting Shares and Fixed Multiple Shares should complete and return ALL APPLICABLE forms of proxy, all in accordance with the instructions set out in the Notice of Meeting, notice-and-access notification and this Proxy Statement and the accompanying form(s) of proxy.

The holders of Subordinate Voting Shares will be entitled to one vote in respect of each Subordinate Voting Share held and the holders of Fixed Multiple Shares will be entitled to 4,300 votes in respect of each Fixed Multiple Share held. In connection with the Amended Arrangement, certain holders of our previous Class A subordinate voting Shares, Class B proportionate voting shares and Class C multiple voting shares were delivered letters of transmittal to convert their shares into our current Fixed Shares, Floating Shares and Fixed Multiple Shares. Holders who have not yet returned completed letters of transmittal will receive a proxy card for shares they will receive upon delivering a completed letter of transmittal.

All Shares represented at the Meeting by properly executed proxies will be voted on any matter that may be called for and, where a choice with respect to any matter to be acted upon has been specified in the accompanying form of proxy, the Shares represented by the proxy will be voted in accordance with such instructions. In the absence of any such instruction, the persons whose names appear on the printed form(s) of proxy will vote in favor of all the matters set out thereon.

The enclosed form(s) of proxy confers discretionary authority upon the persons named therein. If any other business or amendments or variations to matters identified in the Notice of Meeting properly comes before the Meeting, then discretionary authority is conferred upon the person appointed in the proxy to vote in the manner they see fit, in accordance with their best judgment.

At the time of the printing of this Proxy Statement, the management of the Corporation knew of no such amendment, variation or other matter to come before the Meeting other than the matters referred to in the Notice of Meeting.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

To the knowledge of the directors and executive officers of the Corporation, no director or executive officer of the Corporation, any proposed nominee for election as director of the Corporation, or any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, other than the election of directors.

STRUCTURE OF THE CORPORATION

The Corporation’s principal operating subsidiary is High Street Capital Partners, LLC (“HSCP”), in which the Corporation acquired its interest pursuant to a reverse takeover business combination transaction (the “RTO”) completed on November 14, 2018 pursuant to a Business Combination Agreement (the “Definitive Agreement”) between Applied Inventions Management Corp. (the name of the Corporation prior to completion of the RTO), HSCP, Acreage Finco B.C. Ltd., HSCP Merger Corp., Acreage Holdings America, Inc. (“USCo”) and Acreage Holdings WC, Inc. (“USCo2”) dated September 21, 2018. HSCP is a Delaware limited liability corporation, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns.

Membership equity interests in HSCP are represented by units (“Units”). Pursuant to the Definitive Agreement: (i) holders of Units prior to completion of the RTO contributed their Units to USCo2 in exchange for voting common shares of USCo2; (ii) other holders of Units, apart from Kevin Murphy, our former CEO and certain executive employees and profit interest holders, contributed their Units to USCo in exchange for voting common shares of USCo. Such holders of Units residing outside the U.S. received Class A Common Shares of USCo, and such holders residing in the U.S. received Class B Common Shares of USCo; and (iii) Mr. Murphy contributed a portion of his Units to USCo in exchange for Class C voting common shares of USCo, and otherwise continued to hold his remaining Units.

On November 14, 2018, HSCP completed the RTO of the Corporation on the following basis. Holders of USCo common shares contributed their USCo common shares to the Corporation in exchange for Class A subordinate voting shares (the “SVS”), Class B proportionate voting shares (the “Proportionate Voting Shares”) and, together with a subscription for cash by Mr. Murphy, Class C multiple voting shares (the “Multiple Voting Shares”). Holders of Class A common shares of USCo (non-U.S. Holders) received SVS, holders of Class B common shares of USCo (U.S. Holders) received Proportionate Voting Shares, and Mr. Murphy received Multiple Voting Shares.

Holders of Class B Non-Voting Common Shares of USCo2 have the right to cause USCo2 to redeem their Class B Non-Voting Common Shares. If a holder of Class B Non-Voting Common Shares exercises its redemption right, USCo2 will repurchase for cancellation each such Class B Non-Voting Common Share submitted for redemption or exchange in consideration for either one Subordinate Voting Share or a cash amount equal to the cash settlement amount applicable to such Class B Non-Voting Common Shares, as determined by USCo2; provided that USCo2 may assign to the Corporation its rights and obligations to effect a redemption or exchange directly with the redeeming holder.

Upon completion of the RTO, the Corporation became the owner of all the issued and outstanding shares of USCo and USCo2, and thereby obtained a 71% equity interest in HSCP. Mr. Murphy, certain executive employees of the Corporation and profits interest holders retained Units amounting to a 27% equity interest. Such Units carry redemption and exchange rights allowing, subject to contractual restrictions, the holder thereof to exchange their Units for newly-issued Shares. As of the date hereof, USCo has an approximately 82% equity interest in HSCP and Mr. Murphy, certain executive employees of the Corporation and other investors retain Units amounting to an approximately 18% equity interest.

The Corporation’s structure following completion of the RTO is commonly referred to as an “Up-C” structure. The Up-C structure allows the holders of Units to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership, or “pass-through” entity, for U.S. income tax purposes. One of these benefits is that future taxable income of HSCP that is allocated to holders of Units will be taxed in the United States on a flow-through basis and therefore will not be subject to corporate taxes at the entity level. Additionally, because holders of Units may redeem their Units for Subordinate Voting Shares or, at the Corporation’s option, for cash, the Up-C structure also provides the holders of Units with potential liquidity that holders of non-publicly-traded limited liability companies are not typically afforded.

Arrangement with Canopy Growth Corporation

On June 24, 2020, the Corporation entered into a proposal agreement (the “Proposal Agreement”) with Canopy Growth Corporation (“Canopy Growth”) which set out, among other things, the terms and conditions upon which the Corporation and Canopy Growth were proposing to enter into an amending agreement (the “Amending Agreement”) which, among other things, provided for certain amendments to the arrangement agreement entered into with Canopy Growth dated April 18, 2019, as amended on May 15, 2019 (the “Original Arrangement Agreement” and, as amended by the Amending Agreement on September 23, 2020, the “Arrangement Agreement”) and the amendment and restatement of the plan of arrangement implemented by us on June 24, 2019 (the “Amended Plan of Arrangement”) to implement the arrangement contemplated in the Arrangement Agreement (the “Amended Arrangement”) pursuant to the BCBCA. The effectiveness of the Amending Agreement and the implementation of the Amended Plan of Arrangement was subject to the conditions set out in the Proposal Agreement, which included, among others, approval by: (i) the Supreme Court of British Columbia (the “Court”) at a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement; and (ii) the Corporation’s Shareholders, as required by applicable corporate and securities laws.

The Amended Arrangement was approved by the Corporation’s Shareholders at its special meeting held on September 16, 2020 and a final order approving the Amended Arrangement was obtained from the Court on September 18, 2020.

Following the satisfaction of various conditions set forth in the Proposal Agreement, on September 23, 2020, the Corporation entered into the Amending Agreement with Canopy Growth and implemented the Amended Plan of Arrangement effective at 12:01 a.m. (Vancouver time) (the “Amendment Time”) on September 23, 2020 (the “Amendment Date”).

Pursuant to the Amended Plan of Arrangement, among other things, Canopy Growth made a cash payment of $37,500,024 (the “Aggregate Amendment Option Payment”), which was delivered to the Corporation’s Shareholders and certain holders of securities convertible or exchangeable into the Corporation’s shares. Holders of the Corporation’s then outstanding SVS, Proportionate Voting Shares, Multiple Voting Shares, and certain other parties, received approximately $0.30 per SVS, being their pro rata portion (on an as-converted to SVS basis) of the Aggregate Amendment Option Payment, based on the number of our outstanding shares and certain holders of securities convertible or exchangeable into the Corporation’s shares, as of the close of business on September 22, 2020, the record date for payment of the Aggregate Amendment Option Payment. The  Aggregate Amendment Option Payment was distributed to such holders of record on or about September 25, 2020.

Upon implementation of the Amended Plan of Arrangement, the Corporation’s articles were amended to, among other things, create three new classes of shares in our authorized share structure, being Fixed Shares, Floating Shares and the Fixed Multiple Shares and, in connection with such amendment, we completed a capital reorganization (the “Capital Reorganization”) effective as of the Amendment Time whereby: (i) each then outstanding SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each then outstanding Proportionate Voting Share was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each then outstanding Multiple Voting Share was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.

At the Amendment Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each option, restricted share unit, compensation option and warrant to acquire SVS that was outstanding immediately prior to the Amendment Time was exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Fixed Shares (a “Fixed Share Replacement Security”) and a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Floating Shares (a “Floating Share Replacement Security”) in order to account for the Capital Reorganization.

Pursuant to the Amended Plan of Arrangement, upon the occurrence, or waiver (at the discretion of Canopy Growth), of a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event” and the date on which the Triggering Event occurs, the “Triggering Event Date”), Canopy Growth, will, subject to the satisfaction or waiver of certain closing conditions set out in the Arrangement Agreement: (i) acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.3048 (the “Fixed Exchange Ratio”) of a common share of Canopy Growth (each, a “Canopy Growth Share”) for each Fixed Share held at the time of the acquisition of the Fixed Shares (the “Acquisition Time”), subject to adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Canopy Call Option”); and (ii) have the right (but not the obligation) (the ”Floating Call Option”), exercisable for a period of 30 days following the Triggering Event Date to acquire all of the issued and outstanding Floating Shares. Upon exercise of the Floating Call Option, Canopy Growth may acquire the Floating Shares for cash or for Canopy Shares or a combination thereof, in Canopy Growth’s sole discretion.

At the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Fixed Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Fixed Shares that were issuable upon exercise of such Fixed Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Fixed Exchange Ratio in effect immediately prior to the Acquisition Time (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that the Amending Agreement provides for, among other things: (i) various Canopy Growth rights that extend beyond the Acquisition Time and continue until the date (the “End Date”) Canopy Growth ceases to hold at least 35% of the issued and outstanding Acreage shares. These include, among other things, rights to nominate a majority of Acreage’s Board of Directors (the “Board”) following the Acquisition Time, and restrictions on Acreage’s ability to incur certain indebtedness without Canopy Growth’s consent.

On October 24, 2022, the Corporation entered into an arrangement agreement (the “Floating Share Arrangement Agreement”) with Canopy Growth and Canopy USA, LLC (“Canopy USA”), pursuant to which, subject to the approval of the holders of the issued and outstanding Floating Shares and the terms and conditions of the Floating Share Arrangement Agreement, Canopy USA will acquire all of the issued and outstanding Floating Shares by way of a court-approved plan of arrangement under the BCBA (the “Floating Share Arrangement”) in exchange for 0.45 of a common share of Canopy (the “Canopy Shares”) for each Floating Share held. Concurrently with the entering into the Floating Share Arrangement Agreement, Canopy irrevocably waived its option to acquire the Floating Shares pursuant to the Arrangement Agreement.

The Corporation received the required approval of the holders of Floating Shares in connection with the Floating Share Arrangement at its special meeting of holders of Floating Shares held on March 15, 2023. On March 21, 2023, the Corporation obtained a final order form from the Supreme Court of British Columbia approving the Floating Share Arrangement. Upon the satisfaction or waiver of all other conditions set out in the Floating Share Arrangement Agreement, which the parties continue to work towards, the parties will complete the Floating Share Arrangement.

VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The Board fixed Friday, April 14, 2023 as the record date for the Meeting. Shareholders at the close of business on this date are entitled to receive notice of the Meeting and to vote thereat or at any adjournments or postponements thereof.

The authorized share structure of the Corporation consists of an unlimited number of Fixed Shares, an unlimited number of Floating Shares and 117,600 Fixed Multiple Shares. As of April 14, 2023, the Corporation had: (i) 79,255,991 Fixed Shares outstanding and 34,192,028 Floating Shares outstanding for a total of 113,448,019 Subordinate Voting Shares, each of which carries the right to one vote in respect of each of the matters properly coming before the Meeting; and (ii) 117,600 Fixed Multiple Shares outstanding, each of which carries the right to 4,300 votes in respect of each of the matters properly coming before the Meeting.

Each Fixed Multiple Share outstanding immediately prior to the Acquisition Time shall be exchanged for one Fixed Share.

The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Corporation received the requisite prior majority approval of shareholders of the Applied Inventions Management Corp. (the name of the Corporation prior to completion of the RTO), at the annual general and special meeting of shareholders held on November 6, 2018. As of April 14, 2023, the Subordinate Voting Shares represent approximately 18% of the voting rights attached to outstanding securities of the Corporation and the Fixed Multiple Shares represent approximately 82% of the voting rights attached to outstanding securities of the Corporation.

The Corporation, Odyssey Trust Company as trustee for the benefit of the holders of Subordinate Voting Shares (in such capacity, the “Trustee”), Mr. Murphy and Murphy Capital, LLC (together, the MVS Shareholders) entered into a coattail agreement dated November 14, 2018, as amended and restated on September 23, 2020 (the “Coattail Agreement”) under which the MVS Shareholders, as the only holders of Fixed Multiple Shares, and holders of Units, are prohibited from selling, directly or indirectly, any Fixed Multiple Shares or Units pursuant to a takeover bid, if applicable securities legislation would have required the same offer to be made to the Subordinate Shareholders had the sale been a sale of Subordinate Voting Shares rather than Fixed Multiple Shares or Units. The prohibition does not apply if a concurrent offer is made to purchase Subordinate Voting Shares if: (i) the price per Subordinate Voting Share under such concurrent offer is at least as high as the price to be paid for the Fixed Multiple Shares or Units, assuming their conversion to Subordinate Voting Shares; (ii) the percentage of Subordinate Voting Shares to be taken up under such concurrent offer is at least as high as the percentage of Fixed Multiple Shares or Units to be sold; (iii) such concurrent offer is unconditional, other than the right not to take up and pay for any Subordinate Voting Shares tendered if no Fixed Multiple Shares or Units are purchased; and (iv) such concurrent offer is in all other material respects identical to the offer for Fixed Multiple Shares or Units. The Coattail Agreement does not apply to prevent the sale or transfer of Units to Mr. Murphy and members of his immediate family, or a person or company controlled by Mr. Murphy or a member of his immediate family. If Subordinate Shareholders representing not less than 10% of the then outstanding Subordinate Voting Shares determine that the MVS Shareholders or the Corporation have breached or intend to breach any provision of the Coattail Agreement, they may by written requisition require the Trustee to take such action as is specified in the requisition in connection with the breach or intended breach, and the Trustee is to forthwith take such action or any other action it considers necessary to enforce its rights under the Coattail Agreement on behalf of the Subordinate Shareholderss. The obligation of the Trustee to take such action on behalf of the Subordinate Shareholders is conditional upon the provision to the Trustee of such funds and indemnity as it may reasonably require in respect of any costs or expenses it may incur in connection with such action. Subordinate Shareholders may not institute any action or proceeding, or exercise any other remedy to enforce rights under the Coattail Agreement unless they have submitted such a requisition, and provided such funds and indemnity, to the Trustee, and the Trustee shall have failed to act within 30 days of receipt thereof.

The following table sets forth information with respect to the Acreage Holdings, Inc. Omnibus Plan (the “Omnibus Plan”) under which equity securities of the Corporation are authorized for issuance as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	17,943,046	$3.11	3,742,355
Equity compensation plans not approved by security holders	—	—	—
Total	17,943,046	$3.11	3,742,355

Subject to adjustment provisions as provided in the Omnibus Plan, the maximum number of Fixed Shares and Floating Shares that may be issued under the Omnibus Plan shall be equal to 15% of the number of issued and outstanding Fixed Shares and Floating Shares from time to time, on an as converted to Fixed Shares and Floating Shares basis. Such awards may be made in any form permitted under the Omnibus Plan, in any combinations approved by the Compensation and Corporate Governance Committee.

The following table sets forth information with respect to the beneficial ownership of our shares as of April 14, 2023 by: each current director and director nominee; each executive officer appearing in the Statement of Executive Compensation; all directors and executive officers as a group; and any person who is known to us to to beneficially own more than 5% of the outstanding shares based on our review of the reports regarding ownership filed with the SEC in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”).

Name of Beneficial Owner/Class of Stock(1)	Share Ownership and Percentage of Class(2)	Percentage of Aggregate Voting Power of Class
Kevin P. Murphy		82.4%
Class D Subordinate Voting Shares(3)	1,910,445	5.5%

Class E Subordinate Voting Shares(4)	4,207,904	5.2%

Class F Multiple Voting Shares	117,600	100%

Common Units of High Street Capital Partners, LLC	15,957,908	71.3%

John Boehner		*
Class D Subordinate Voting Shares(3)	221,766	*

Class E Subordinate Voting Shares	364,050	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	360,107	1.6%

Douglas Maine		*
Class D Subordinate Voting Shares(3)	237,915	*

Class E Subordinate Voting Shares	382,372	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Brian Mulroney		*
Class D Subordinate Voting Shares(3)	298,197	*

Class E Subordinate Voting Shares	542,390	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

William C. Van Faasen		*
Class D Subordinate Voting Shares(3)	296,170	*

Class E Subordinate Voting Shares	537,320	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Katie J. Bayne		*
Class D Subordinate Voting Shares	91,464	*

Class E Subordinate Voting Shares	284,261	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Patricia Lopez		*
Class D Subordinate Voting Shares	111,386	*

Class E Subordinate Voting Shares	294,987	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Steven Strom		*
Class D Subordinate Voting Shares	94,538	*

Class E Subordinate Voting Shares	322,373	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Peter Caldini		*
Class D Subordinate Voting Shares(3)	449,891	1.3%

Class E Subordinate Voting Shares(4)	1,470,540	1.8%

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Dennis Curran		*
Class D Subordinate Voting Shares	—	—

Class E Subordinate Voting Shares(4)	576,468	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Steve Goertz		*
Class D Subordinate Voting Shares(3)	239,576	*

Class E Subordinate Voting Shares(4)	628,641	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

All directors and executive officers as a group (11 people)		83.6%
Class D Subordinate Voting Shares(3)	3,951,348	11.4%

Class E Subordinate Voting Shares(4)	9,611,306	11.8%

Class F Multiple Voting Shares	117,600	100%

Common Units of High Street Capital Partners, LLC	16,318,015	72.9%

Notes:

*	Less than 1%.

(1)	Unless otherwise indicated, the address for each beneficial owners is 366 Madison Avenue, 14th Floor, New York, NY 10017.

(2)	All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the SEC or information provided to us by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws.

(3)	Includes 19,512 Class D Subordinate Voting Shares subject to acquisition by John Boehner, 19,512 Class D Subordinate Voting Shares subject to acquisition by Kevin P. Murphy, 19,512 Class D Subordinate Voting Shares subject to acquisition by Douglas Maine, 19,512 Class D Subordinate Voting Shares subject to acquisition by William C. Van Faasen, 19,512 Class D Subordinate Voting Shares subject to acquisition by Brian Mulroney, 221,951 Class D Subordinate Voting Shares subject to acquisition by Peter Caldini, 222,589 Class D Subordinate Voting Shares subject to acquisition by Steve Goertz, in each case, pursuant to the exercise of stock options held as of the Record Date that were then vested or that will vest within 60 days thereafter. Also, includes 109,756 Class D Subordinate Voting Shares issuable to Peter Caldini, within 60 days of the Record Date. In addition, includes 1,162,227 Class D Subordinate Voting Shares held by trusts for the benefit of family members of Mr. Murphy and controlled by his wife.

(4)

Includes 524,914 Class E Subordinate Voting Shares subject to acquisition by Peter Caldini, 393,685 Class E Subordinate Voting Shares subject to acquisition by Steve Goertz in each case, pursuant to the exercise of stock options held as of the Record Date that were then vested or that will vest within 60 days thereafter. Also, includes 429,124 Class E Subordinate Voting Shares issuable to Peter Caldini, 192,156 Class E Subordinate Voting Shares issuable to Dennis Curran, 196,843 Class E Subordinate Voting Shares issuable to Steve Goertz within 60 days of the Record Date. In addition, includes 2,711,864 Class E Subordinate Voting Shares held by trusts for the benefit of family members of Mr. Murphy and controlled by his wife.

BUSINESS TO BE TRANSACTED AT THE MEETING

The following chart describes the proposals to be considered at the meeting, the voting options, the vote required for each matter, and the manner in which votes will be counted:

Matter	Voting Options	Required Vote	Impact of Abstentions or Broker Non-Votes
Election of Directors	For, Withhold	Simple majority of votes cast (only votes “for” are considered votes cast)	No effect
Appointment of Auditors	For, Withhold	Simple majority of votes cast (only votes “for” are considered votes cast)	No effect (Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.)

1.            Financial Statements

The audited financial statements of the Corporation for the period ended December 31, 2022, together with the report of the auditors thereon, will be placed before the Meeting.

2.            Election of Directors

The Board manages, or supervises the management, of the business and affairs of the Corporation. The members of the Board are elected annually, on an individual basis, at each annual general meeting of Shareholders.

At the Meeting, the number of directors proposed for election will be nine, as listed below, all nine of which are currently directors of the Corporation. Management has been informed that each of the proposed nominees listed below is willing to serve as a director if elected. The table below sets forth certain information regarding the nominees proposed for election as directors at the Meeting, their respective positions with the Corporation, principal occupations or employment during the last five years and the dates on which they became directors of the Corporation.

The Board recommends you vote “FOR” each of its nominees for director. The enclosed form(s) of proxy allows the Shareholders to direct proxyholders to vote individually for each of the nominees as a director of the Corporation. Unless instructions are given to withhold from voting with regard to the election of directors, the persons whose names appear on the enclosed form(s) of proxy will vote in favor of the election of each of the nine nominees whose names are listed below.

Management of the Corporation does not foresee that any of the nominees listed below will be unable or, for any reason, unwilling to perform his or her duties as a director. In the event that the foregoing occurs for any reason, prior to the election, the persons indicated on the enclosed form(s) of proxy reserve the right to vote for another candidate of their choice unless otherwise instructed by the Shareholder in the form(s) of proxy to abstain from voting on the election of directors.

Each director elected at the Meeting will hold office until the next annual general meeting or until his or her successor is duly elected or appointed.

Name, Municipality of Residence and Title(1)	Principal Occupation for the Past Five Years(1)	Director of the Corporation Since
John Boehner(2) Director Marco Island, Florida, U.S.	Former Speaker of the U.S. House of Representatives	November 14, 2018
Kevin P. Murphy(2) Director Cypress, Texas, U.S.	Chairman of the Board and former Chief Executive Officer, Acreage Holdings, Inc. and High Street Capital Partners, LLC	November 14, 2018
Douglas Maine(3) Lead Independent Director Bedford Corners, New York, U.S.	Former Director of Albemarle Corporation, Orbital-ATK Corporation and BroadSoft Corporation	November 14, 2018
Brian Mulroney Director Montreal, Quebec, Canada	Senior Partner and Consultant, Norton Rose Fulbright	November 14, 2018
William C. Van Faasen(3) Director Boston, Massachusetts, U.S.	Chair Emeritus of Blue Cross Blue Shield of Massachusetts	November 14, 2018
Katie J. Bayne(3) Director Atlanta, Georgia, U.S.	Founder of Bayne Advisors	January 11, 2021
Patricia Lopez(2) Director London, England	Director of Domino’s Pizza and former Chief Executive Officer of High Ridge Brands	May 26, 2021

Name, Municipality of Residence and Title(1)	Principal Occupation for the Past Five Years(1)	Director of the Corporation Since
Peter Caldini Director Charlotte, North Carolina	Chief Executive Officer of Acreage Holdings, Inc. and former Regional President North American for Pfizer Consumer Healthcare	May 26, 2021
Steven Strom(3) Director Denver, Colorado	Chief Executive Officer and Founder of Odinbrook Global Advisors	March 3, 2022

Notes:

(1)	The information as to municipality of residence and principal occupation has been furnished by the respective directors and officers of the Corporation individually.

(2)	Member of the Compensation and Corporate Governance Committee.

(3)	Member of the Audit Committee.

There are no contracts, arrangements or understandings between any nominee and any other person (other than the directors and officers of the Corporation acting solely in such capacity) pursuant to which the nominee has been or is to be elected as a director.

The following are brief biographies of each of the nominees:

John A. Boehner, Director (age 73): John A. Boehner is a former Speaker of the U.S. House of Representatives. Mr. Boehner served in the U.S. House of Representatives from 1991 to October 2015 and served as Speaker of the U.S. House of Representatives from January 2011 to October 2015. Prior to entering public service, Speaker Boehner spent years running a small business representing manufacturers in the packaging and plastics industry. He championed a number of major reform projects as a Member of Congress. During his nearly five years as Speaker, Mr. Boehner developed a reputation for bringing Republicans and Democrats together in support of major policy initiatives. Mr. Boehner’s business experience and extensive service and leadership in the U.S. House of Representatives, and his insight into public policy, governmental relations and regulatory matters qualify him to serve on our Board.

Kevin P. Murphy, Director (age 61): Kevin P. Murphy is currently Chairman of the Board and has served in such capacity since November 2018. Mr. Murphy is also the Chief Investment Officer and Managing Partner of Viridescent Capital. Mr. Murphy was previously the Chief Executive Officer of the Corporation until June 2020. Prior to serving in this role, Mr. Murphy served as Founder and Chief Executive Officer of High Street (which was founded in 2014). Prior to his role at High Street, Mr. Murphy was a Founding Member and Managing Partner of Tandem Global Partners, a boutique investment firm focused on the emerging markets. Previously Mr. Murphy was Managing Partner at Stanfield Capital Partners, where he served as a member of the Operating and Management team that oversaw all aspects of Stanfield’s business, including risk management, sales and distribution, client services, legal, compliance and operations. Mr. Murphy also previously worked at Gleacher NatWest (Partner and Dir. of Marketing), Schroders (Sr. VP of Sales), Lazard Freres (VP) and Cantor Fitzgerald (VP). Mr. Murphy graduated with a B.A. from Holy Cross College. Mr. Murphy’s insight into our Corporation from his previous role as the Chief Executive Officer and his extensive knowledge of the cannabis industry and his experiences serving in leadership positions prior to joining the Corporation qualify him to serve on our Board.

The Right Honorable Brian Mulroney, Director (age 84): Brian Mulroney is a senior partner and international business consultant for Norton Rose Fulbright, an international law firm. Prior to joining Norton Rose Fulbright, Mr. Mulroney was the eighteenth Prime Minister of Canada from 1984 to 1993 and leader of the Progressive Conservative Party of Canada from 1983 to 1993. He served as the Executive Vice President of the Iron Ore Company of Canada and President beginning in 1977. Prior to that, Mr. Mulroney served on the Cliché Commission of Inquiry in 1974. Mr. Mulroney is the Chairman of Quebecor Inc. and serves as a director of the Blackstone Group L.P. Mr. Mulroney also serves as chairman of the International Advisory Board of Barrick Gold Corporation and is a member of the advisory group of Lion Capital LLP. Mr. Mulroney’s extensive public service as a Prime Minister of Canada, and his insight into public policy, governmental relations and regulatory matters, as well as his business experience at Iron Ore Company of Canada and his service as a director of Blackstone and Wyndham, qualify him to serve on our Board.

Douglas L. Maine, Director (age 74): Douglas L. Maine joined International Business Machines Corporation (“IBM”), an IT services and technology company, in 1998 as Chief Financial Officer following a 20-year career with MCI (now part of Verizon) where he was Chief Financial Officer from 1992-1998. He was named General Manager, General Manager, Consumer Products Industry in 2003 and retired from IBM in 2005. Mr. Maine previously served as a director of the following public companies: Orbital-ATK, Inc. from 2006-2017, BroadSoft, Inc. from 2006-2017, Rockwood Holdings, Inc. from 2005-2015 and Albemarle from 2015-2020. Mr. Maine’s executive business and financial management experience at MCI and IBM, as well as his experience as a director of multiple other public companies, qualify him to serve on our Board.

William C. Van Faasen, Director (age 74): William C. Van Faasen served as Interim Chief Executive Officer of the Corporation from June - December 2020. Prior to that role, Mr. Van Faasen was Chairman of Blue Cross Blue Shield of Massachusetts, a state licensed private health insurance company under the Blue Cross Blue Shield Association, from 2002 to 2007, interim President and Chief Executive Officer from March 2010 to September 2010 and Chair of the Board of Directors from September 2010 to March 2014 when he was named, and currently serves as, Chair Emeritus. Mr. Van Faasen joined Blue Cross in 1990 as Executive Vice President and Chief Operating Officer and served as President from 1992 to 2004 and Chief Executive Officer from 1992 to 2005. Mr. Van Faasen has served in operational, marketing, and health care capacities for over 20 years and has been engaged in numerous civic and community activities, including Chair of the Initiative for a New Economy, Chair of Greater Boston Chamber of Commerce and Chair of United Way Massachusetts Bay. Mr. Van Faasen currently serves as a board member of Eversource Energy and the lead director of Liberty Mutual Group. Previously, Mr. Van Faasen served on the boards of Boston Private Industry Council, the Boston Minuteman Council, Boy Scouts of America, the BCBSMA Foundation, BankBoston, Citizens Bank of Massachusetts, IMS Health, PolyMedica Corporation and Tier Technologies. Mr. Van Faasen’s service as chief executive and chief operating experience, and his service Chairman, at Blue Cross Blue Shield of Massachusetts, a private health insurance company in a highly regulated industry, qualify him to serve on our Board.

Katie J. Bayne, Director (age 56): Katie Bayne is the Founder of Bayne Advisors, a strategic consulting and advising firm and is also a Senior Advisor at Guggenheim Securities. Ms. Bayne was a longtime senior executive at Coca-Cola with varying roles of increasing responsibility, and ultimately served as Chief Marketing Officer and then President, North America Brands. Ms. Bayne has nearly two decades of Board Service as an independent director of six public companies. In addition to serving on the board of Acreage Holdings, Ms. Bayne is also an Independent Director at The Honest Company where she is Chair of the Compensation Committee and a member of the Audit Committee and an Independent Director at Eargo, Inc. (hearing health/medical devices) where she is on the Audit Committee and the Nominating and Corporate Governance Committee. Ms. Bayne has both a BA and an MBA from Duke University and is a member of the Board of Visitors at Duke’s Fuqua School of Business and she also completed the KPMG Executive Education training entitled the 2022 Board Leadership Conference: Recalibrating for the New Reality. Ms. Bayne is also a member of the Executive Board of Directors of the Cox School of Business, at Southern Methodist University where she lectures annually.

Patricia Lopez, Director (age 61): Patricia Lopez is an accomplished executive with diverse experience in sizeable global marketing and regional general management roles in both developed and emerging markets. Ms. Lopez serves as a director of Domino’s Pizza, Aramark and Express, Inc. From 2017 until 2020, she served as the Chief Executive Officer of High Ridge Brands, a Clayton, Dubilier & Rice Company, where she managed a $350.0 million business. At Estee Lauder, she was responsible for leading the turnaround of the flagship brand with full P&L responsibility for the $1.0 billion Estee Lauder Products business in North America from 2015 to 2016. She previously served as the Chief Marketing Officer of Avon Products, a $10.0 billion global business, where she oversaw a 1,000-person team, comprising of marketing category leaders, product development/supply chain and finance from 2012 to 2015. Prior to Avon, she had a long and successful track record at Procter & Gamble, in both strategic marketing and innovation roles as well as regional P&L roles working in Russia, U.S. and Latin America. Ms. Lopez’s experience as Chief Marketing Officer of Avon Products as well as her experience as a director of another public company, qualify her to serve on our Board.

Filippo “Peter” Caldini, Chief Executive Officer and Director (age 58): Peter Caldini joined Acreage Holdings in December 2020 as Chief Executive Officer after serving for 18 months as the Chief Executive Officer and a director of Bespoke Capital Acquisition Corp., a cannabis-focused Special Purpose Acquisition Corporation. Mr. Caldini has over 30 years of experience building and restructuring multinational organizations around the world, with a strong emphasis in consumer healthcare and consumer packaged goods. Mr. Caldini developed extensive commercial management expertise in heavily regulated industries while at Pfizer Inc., Bayer AG and Wyeth, LLC. Mr. Caldini was the Regional President North America for Pfizer Consumer Healthcare from 2017 to 2019, where he drove brand acceleration, marketing strategy, trade execution, global e-commerce and more for the second largest OTC consumer healthcare company in the region with over U.S.$2.1 billion in net sales. Prior to that role he was the Regional President EMEA of Pfizer Consumer Healthcare from 2016 to 2017 and led the Northern European cluster from 2015 to 2016. Mr. Caldini was at Bayer from 2009 to 2014, with roles including the head of sub-region Emerging Markets EMEA, the General Manager of Bayer Consumer Care China and the head of the Nutritionals Strategic Business unit, the global leader in nutritional supplements with brands One-A-Day, Berocca, and Supradyn. From 2002 to 2009 Mr. Caldini was at Wyeth LLC where he was responsible for affiliates across LATAM and AsiaPac and also managed the Centrum brand globally. Mr. Caldini has a Masters of International Economics and Management from Bocconi University in Milan, Italy, an MBA from Northeastern University and a Bachelor of Arts in Political Science from Boston University. Mr. Caldini’s experience at Pfizer and Bespoke Capital, as well as his role as our Chief Executive Officer, qualify him to serve on our Board.

Steven Strom, Director (age 60): Steven Strom is the founder of Odinbrook Global Advisors and has more than thirty years of experience advising companies in the US, Canada, Latin America, Europe and Asia. Mr. Strom focuses on providing expert advice to clients to develop restructuring strategies and implement solution transactions. Mr. Strom served as a director for Schmitt Industries Inc. (NASDAQ:SMIT) from June 2019 to October 2021 and since May 2020, he has served as the chairman of the audit committee and board member of Dayco. From 2016 to early 2018 Mr. Strom was CEO of Blackhill Partners, an investment bank based in Dallas, Texas. Previously, he was a Managing Director in the Restructuring Group at Jefferies where he joined in 2006 and was Global Head of Restructuring from 2008 to 2014. Prior to Jefferies, Mr. Strom was a Managing Director in the Restructuring Group at CIBC World Markets (2002-2006) and a Managing Director at Chanin Capital Partners (1997-2002), a Research Analyst/Trader at Commodities Corporation (1993-1996) and a Vice President in the M&A Group at Chemical Bank (1986-1993). Mr. Strom has an MBA with a concentration in Finance from the University of Michigan (1986) and a bachelor’s degree in Business (Finance) from Arizona State University (1984) where he had a Regent’s Academic Scholarship and was awarded the Outstanding Finance Student by the Financial Analysts Society. Mr. Strom’s experience at Odinbrook Global Advisors and his vast experience advising companies qualify him to serve on our Board.

Majority Voting for Election of Directors

The Board has adopted a “majority voting” policy (the “Majority Voting Policy”). Pursuant to the Majority Voting Policy, at meetings of Shareholders at which directors are to be elected, Shareholders will vote in favor of, or withhold from voting for, each nominee separately. If, with respect to any particular nominee, the number of votes withheld exceeds the votes cast in favor of the nominee, then pursuant to the Majority Voting Policy the nominee shall be considered not to have received the support of the Shareholders, even though duly elected as a matter of corporate law. An individual who is considered under the Majority Voting Policy not to have the support or confidence of the Shareholders is expected forthwith to submit his or her resignation from the Board. Upon receiving such resignation, the Compensation and Corporate Governance Committee will consider it and make a recommendation to the Board on whether or not to accept the resignation.

In reviewing the Compensation and Corporate Governance Committee’s recommendation, the Board shall consider the factors considered by the Compensation and Corporate Governance Committee and such additional factors as the Board considers relevant. The Board is expected to accept the recommendation of the Compensation and Corporate Governance Committee and to otherwise accept the resignation offer except in situations where exceptional circumstances would warrant the director continuing to serve on the Board. A director who has tendered a resignation pursuant to this policy will not participate in any deliberations of the Compensation and Corporate Governance Committee or the Board with respect to his or her resignation. The resignation will be effective when accepted by the Board. Within 90 days of receiving a director’s resignation, the Board will make a decision and issue a press release either announcing the resignation of the director or explaining why it has not been accepted. In determining whether or not to accept the resignation, the Board will take into account the factors considered by the Compensation and Corporate Governance Committee and any other factors the Board determines are relevant.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Except as stated below, to the knowledge of the Corporation, no director or executive officer of the Corporation, or Shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation:

1.	is, as of the date of this Proxy Statement, or has been within the ten years prior to the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company, including the Corporation, that:

(a)	was subject to a cease trade order, a similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than thirty (30) consecutive days; or,

(b)	was subject to a cease trade order, a similar order or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than thirty (30) consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or,

(c)	within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

2.	has, within the ten years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director.

Except as described below, to the knowledge of the Corporation, no director or executive officer of the Corporation, or Shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation, has been subject to:

1.	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or,

2.	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in deciding whether to vote for a proposed director.

On January 11, 2016, Mr. Murphy entered into an agreement to settle a matter in connection with a routine Financial Industry Regulatory Authority (“FINRA”) examination of a broker-dealer firm formerly owned, in part, by Mr. Murphy. FINRA alleged that Mr. Murphy failed to inform the firm’s compliance officer or receive pre-approval for the sale of his securities. Mr. Murphy agreed, without admitting or denying the findings and without adjudication of any issue of law or fact, to a 12 month suspension from acting as a broker and a contingent fine payable upon Mr. Murphy’s re-registration, notwithstanding that Mr. Murphy resigned his position with the broker dealer in January 2014. Mr. Murphy does not intend to re-register as broker now or in the future.

On December 18, 2019, High Ridge Brands Co. commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware. During such time, Ms. Lopez was the Chief Executive Officer and President of High Ridge Brands Co.

3.             Appointment of Auditors

At the Meeting, Shareholders will be requested to appoint Marcum LLP (“Marcum”) as auditor of the Corporation to hold office until the next annual general meeting of Shareholders or until a successor is appointed, and to authorize the Board to fix the auditor’s remuneration. In order for the resolution to be passed, approval by the majority of the votes attached to the Shares represented at the Meeting is required. Marcum was initially appointed as the auditor of the Corporation on October 3, 2019. A representative of Marcum is expected to be present at the Meeting virtually, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

The Board recommends you vote “FOR” Proposal 3.

Absent contrary instructions, proxies given pursuant to this solicitation by the management of the Corporation will be voted “FOR” the appointment of Marcum as the auditors of the Corporation to hold office until the next annual general meeting of Shareholders or until a successor is appointed and the authorization of the directors to fix the remuneration of the auditors.

The following table sets forth, by category, the fees for all services rendered by the Corporation’s current auditor, Marcum, for the fiscal years ended December 31, 2021 and December 31, 2022, all of which were approved by the Audit Committee.

	January 1-December 31 2021(US$)	January 1-December 31 2022(US$)
Audit Fees	$603,332	$757,727
Audit Related Fees	$66,127	$22,660
Tax Fees	-	-
All Other Fees	-	-

STATEMENT OF EXECUTIVE COMPENSATION

The purpose of this Statement of Executive Compensation is to describe and explain all significant elements of compensation awarded to, earned by, paid to, or payable to the Corporation’s “Named Executive Officers” for the Corporation’s fiscal year ended December 31, 2022.

The Corporation’s “Named Executive Officers” consist of the Chief Executive Officer and the two most highly compensated executive officers of the Corporation other than the Chief Executive Officer (each a “Named Executive Officer” and collectively, the “Named Executive Officers”). For the fiscal year ended December 31, 2022, the Corporation’s Named Executive Officers were: (i) Filippo (Peter) Caldini, our Chief Executive Officer, (ii) Steve Goertz, our Chief Financial Officer, and (iii) Dennis Curran, our Chief Operating Officer.

Compensation Components

The executive compensation program during the fiscal year ended December 31, 2022, consisted of three principal components: (i) base salaries, (ii) cash bonuses (including special bonuses), and (iii) equity-based compensation. We also provided our executives standard retirement benefits and certain other benefits described below.

Base Salaries

Base salaries are intended to provide an appropriate level of fixed compensation that will assist in employee retention and recruitment. Base salaries will be determined on an individual basis, taking into consideration the past, current and potential contribution to the Corporation’s success, the position and responsibilities of the Named Executive Officers and competitive industry pay practices for other high growth, premium brand companies of similarly sized companies in the industry. The amount of base salary that we paid to each of our Named Executive Officers for 2022 is shown below in the Summary Compensation Table.

Cash Bonuses

The 2022 Short-Term Incentive Plan (“STI”) provided the participating executives, including the Named Executive Officers, the opportunity to earn a cash bonus based on the Corporation’s actual adjusted EBITDA for 2022 compared to pre-established adjusted EBITDA targets approved by the Compensation and Corporate Governance Committee of the Board (the “Compensation Committee”). The target bonus under the STI is equal to 100% of Mr. Caldini’s base salary, and 75% of Mr. Goertz’s and Mr. Curran’s base salary, with targets prorated if the executive was only employed for part of the year. If the Corporation’s adjusted EBITDA equaled at least 80% of budget, then 50% of the Named Executive Officer’s target bonus would be paid, if our adjusted EBITDA equaled budget then 100% would be paid, and if our adjusted EBITDA equaled or exceeded 120% of budget, then 150% of target bonuses could be paid, with interpolation for adjusted EBITDA results between the foregoing levels. The minimum target was not met by the Corporation and, as a result, no STI cash bonuses were paid for 2022.

Special Bonuses

In July 2022, the Compensation Committee and the Board of Directors authorized the entry into separate bonus letter agreements with each of Mr. Caldini and Mr. Goertz, reflecting their continued service and dedication to the Corporation. Pursuant to the bonus letters, each of Mr. Caldini and Mr. Goertz were entitled to three payments of $833,333 and $666,667, respectively, during the three quarters starting with the third quarter of 2022. All such payments have now been made by the Corporation.

Equity-Based Compensation

The long-term component of compensation for executive officers, including the Named Executive Officers, is based on Restricted Stock Units (“RSUs”) and stock options. This component of compensation is intended to reinforce management’s commitment to long term improvements in the Corporation’s performance.

The Board and the Compensation Committee believe that incentive compensation in the form of RSUs and stock option grants which vest over time and, in some cases, based on the achievement of performance goals, is beneficial and necessary to attract and retain both senior executives and managerial talent at other levels. Furthermore, the Board believes these awards are an effective long-term incentive vehicle because they are directly tied to share price over a longer period, up to 10 years, and motivate executives to deliver sustained long term performance and increase shareholder value, and have a time horizon that aligns with long-term corporate goals.

During 2022, we granted the following equity awards to our Named Executive Officers for their service as employees, all of which were as a result of the Committee’s assessment of the Corporation’s performance during 2022 and to incentive our officers for their continuing performance in support of the Corporation’s short- and long-term business objectives

●	Awards to Mr. Caldini. We granted Mr. Caldini 1,574,743 Fixed options and 787,372 Fixed RSUs in July 2022, which vest in three equal installments on the first three anniversaries of July 1, 2022.

●	Awards to Mr. Goertz. We granted Mr. Goertz 1,181,057 Fixed options and 590,529 Fixed RSUs in July 2022, which vest in three equal installments on the first three anniversaries of July 1, 2022.

●	Awards to Mr. Curran. We granted Mr. Curran 1,152,937 Fixed options and 576,469 Fixed RSUs in July 2022, which vest in three equal installments on the first three anniversaries of March 1, 2022.

We granted each of the awards described above under our Omnibus Plan, which we adopted on November 14, 2018 in connection with the RTO. The value of the vested shares, RSUs and stock options that we granted during 2022 appear in the “Stock Awards” and “Option Awards” columns, respectively, of the Summary Compensation Table below.

Other Compensation and Retirement Plans

In addition to the benefits described above, we also provide our Named Executive Officers with a limited number of other benefits which disclosed and described in the Summary Compensation Table and related footnotes below. Our Named Executive Officers were also eligible to defer compensation into our tax-qualified 401(k) plan on the same basis as our other salaried employees. At this time, the Corporation does not make any matching or other company contributions to the 401(k) plan. We do not provide any other retirement plans or benefits to our Named Executive Officers other than the 401(k) plan.

Offer Letters

We entered into an offer letter with Mr. Caldini (the “Caldini Offer Letter”) at the time we hired him to be our Chief Executive Officer in 2020. The Caldini Offer Letter provides that Mr. Caldini will be eligible to receive the following benefits while employed by the Corporation: (i) a base salary of $400,000 per year; (ii) an annual bonus, with a target equal to 100% of base salary, that may be earned based on achievement of financial performance goals set by the Compensation Committee; (iii) an additional annual bonus opportunity, up to 200% of base salary, based on “outperformance” of certain financial performance goals set by the Compensation Committee; (iv) participation in the Omnibus Plan; and (v) participation in the Corporation’s other benefit plans generally available to the Corporation’s employees. In the event that we terminate Mr. Caldini’s employment without “cause” (as defined in the Caldini Offer Letter), then Mr. Caldini would be entitled to receive 12 months of base salary continuation and subsidized medical coverage as severance.

When we hired Mr. Goertz, we entered into an offer letter with him (the “Goertz Offer Letter”). The Goertz Offer letter provides that Mr. Goertz will be eligible to receive the following benefits while employed by the Corporation: (i) a base salary of $350,000 per year; (ii) an annual bonus, with a target equal to 75% of base salary, and a maximum equal to 150% of base salary, that may be earned based on achievement of financial performance goals set by the Compensation Committee; (iii) participation in the Omnibus Plan and (iv) an allowance in lieu of other employee benefits (such as medical coverage) since Mr. Goertz is employed in Canada and the Corporation does not have benefit plans for Canadian employees. In the event that we terminate Mr. Goertz’s employment without “cause” (as defined in the Goertz Offer Letter), then he would be entitled to receive 12 months of base salary and benefit allowance continuation.

When we hired Mr. Curran, we entered into an offer letter with him (the “Curran Offer Letter”). The Curran Offer letter provides that Mr. Curran will be eligible to receive the following benefits while employed by the Corporation: (i) a base salary of $350,000 per year; (ii) an annual bonus, with a target equal to 75% of base salary, and a maximum equal to 150% of base salary, that may be earned based on achievement of financial performance goals set by the Compensation Committee; (iii) participation in the Omnibus Plan and (iv) participation in the Corporation’s other benefit plans generally available to the Corporation’s employees. In the event that we terminate Mr. Curran’s employment without “cause” (as defined in the Curran Offer Letter), then he would be entitled to receive 12 months of base salary and benefit allowance continuation.

Restrictions on Hedging

The Corporation’s Insider Trading and Reporting Policy prohibits the Corporation’s officers (including the Named Executive Officers), directors and employees from buying or selling financial instruments that are designed to hedge or offset a decrease in market value of equity securities of the Corporation granted as compensation or held, directly or indirectly, by such individuals.

Summary Compensation Table

The following table sets out the compensation for the Corporation’s Named Executive Officers for the years ended December 31, 2022 and December 31, 2021:

Name and Principal Position	Fiscal Year	Salary (US$)	Bonus (US$)(1)	Stock Awards (US$)(2)	Option Awards (US$)(2)	Non-Equity Incentive Plan Compensation (US$)(3)	All Other Compensation (US$)(4)	Total Compensation (US$)
Filippo (Peter) Caldini	2022	$415,015	$2,500,000	$488,171	$535,775	-	-	$3,938,961
Chief Executive Officer	2021	$400,000	-	-	-	$500,000	-	$900,000
Steve Goertz	2022	$363,125	$2,000,000	$366,128	$401,831	-	$34,536	$3,165,620
Chief Financial Officer	2021	$306,250	-	$593,012	$606,739	$328,125	$31,658	$1,865,784
Dennis Curran Chief Operating Officer	2022	$298,240	-	$357,411	$384,251	-	-	$1,039,902

Notes:

(1)	For 2022 this amount relates to the special cash bonuses paid to Mr. Caldini and Mr. Goertz as described above.

(2)	Represents the aggregate grant date fair value of the RSUs and options that the Corporation granted to each Named Executive Officer during the applicable year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which excludes the effect of estimated forfeitures. Further information regarding the valuation of equity awards can be found in [Note 12] to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022. The awards granted to Mr. Caldini in 2020 and to Mr. Goertz in 2021 represent the value of the initial sign-on awards that each was granted under his respective offer letter upon commencement of employment.

(3)	For 2021 this relates to a bonus accrued in 2021 under the Corporation’s 2021 short term incentive plan and paid in February 2022.

(4)	For Mr. Goertz, represents his benefit allowance as described above under the terms of the Goertz Offer Letter as he resides in Canada.

Outstanding Equity Awards as of December 31, 2022

The following table sets out information concerning all outstanding share-based awards and option-based awards granted by the Corporation to the Corporation’s Named Executive Officers as at December 31, 2022.

			Option Awards					Stock Awards
Name / Plan	Share Type	Grant Date	Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)		Option Exercise Price (US $)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (US $) $0.5 Fixed on 12/30/22 $0.70 FL. on 12/30/22
Peter Caldini	Fixed Options	07/12/2022	-	1,574,743	(1)	$0.59	07/01/2027	-		-
	Fixed Options	12/31/2020	170,370	196,297	(2)	$3.15	12/31/2025	-		-
	Floating Options	12/31/2020	112,195	129,269	(3)	$2.05	12/31/2025	-		-
	Fixed RSUs	07/12/2022	-	-		-	-	787,372	(7)	$393,686
	Fixed RSUs	12/31/2020	-	-		-	-	225,927	(8)	$112,964
	Floating RSUs	12/31/2020	-	-		-	-	148,781	(9)	$104,147
Steve Goertz	Fixed Options	07/12/2022	-	1,181,057	(1)	$0.59	07/01/2027	-		-
	Fixed Options	02/15/2021	7,888	15,777	(4)	$7.22	12/31/2025	-		-
	Floating Options	02/15/2021	111,294	222,591	(5)	$3.35	12/31/2025	-		-
	Fixed RSUs	07/12/2022	-	-		-	-	590,529	(7)	$295,265
	Fixed RSUs	02/15/2021	-	-		-	-	44,675	(10)	$22.338
	Floating RSUs	02/15/2021	-	-		-	-	33,975	(11)	$23,783
Dennis Curran	Fixed Options	07/12/2022	-	1,152,937	(6)	$0.59	07/01/2027	-		-
	Fixed RSUs	07/12/2022	-	-		-	-	576,469	(12)	$288,235

Notes:

(1)	Represents options that vest in three substantially equal installments on July 1 of 2023, 2024 and 2025.

(2)	Represents 29,630 options that vest on December 31, 2023; 111,111 options that vest based on the Corporation achieving at least 90% of its Consolidated Adjusted EBITDA target in 2022, and 55,556 options that vest if the Corporation achieves 100% or more of the Consolidated Adjusted EBITDA Target for its fiscal 2022 year.

(3)	Represents 19,513 options that vest on December 31, 2023; 73,171 options that vest based on the Corporation achieving at least 90% of its Consolidated Adjusted EBITDA target in 2022, and 36,585 options that vest if the Corporation achieves 100% or more of the Consolidated Adjusted EBITDA Target for its fiscal 2022 year.

(4)	Represents 15,177 options that vest in two annual installments on February 15, 2023 and February 15, 2024.

(5)	Represents 107,459 options that vest in two annual installments on December 31, 2022 and December 31, 2023; 115,132 options that vest in two annual installments based on the Corporation achieving at least 90% of its Consolidated Adjusted EBITDA target in 2022 and 2023.

(6)	Represents options that vest in three substantially equal installments on March 1 of 2023, 2024 and 2025.

(7)	Represents RSUs that vest in three substantially equal installments on July 1 of 2023, 2024 and 2025.

(8)	Represents 59,260 RSUs that vests on December 31, 2023; 111,111 RSUs that vest based on the Corporation achieving at least 90% of its Consolidated Adjusted EBITDA target in 2022, and 55,556 RSUs that vest if the Corporation achieves 100% or more of the Consolidated Adjusted EBITDA Target for its fiscal 2022 year.

(9)	Represents 39,025 RSUs that vests on December 31, 2023; 73,171 RSUs that vest based on the Corporation achieving at least 90% of its Consolidated Adjusted EBITDA target in 2022, and 36,585 RSUs that vest if the Corporation achieves 100% or more of the Consolidated Adjusted EBITDA Target for its fiscal 2022 year.

(10)	Represents 10,601 RSUs that vest in two annual installments on December 31, 2022 and December 31, 2023; 34,074 RSUs that vest in two annual installments based on the Corporation achieving at least 90% of its Consolidated Adjusted EBITDA target in 2022 and 2023.

(11)	Represents 33,975 RSUs that vest in two annual installments on February 15, 2023 and February 15, 2024.

(12)	Represents 576,469 RSUs that vest in three substantially equal installments on March 1 of 2023, 2024 and 2025.

Termination and Change of Control Benefits

The Named Executive Officers are not entitled to any payments following or in connection with any termination, resignation, retirement, change in control or change in the responsibilities of the Named Executive Officers, except for the following:

●	As disclosed above under the heading “Offer Letters,” in the event that we terminate Mr. Caldini’s, Mr. Goertz’s or Mr. Curran’s employment without “cause” (as defined in the Caldini Offer Letter, the Goertz Offer Letter and the Curran Offer Letter, respectively), then upon termination he would be entitled to receive 12 months of base salary continuation. Mr. Caldini and Mr. Curran would also be eligible for 12 months of subsidized medical coverage, and Mr. Goertz would be eligible to receive 12 months of continued benefit allowance.

●	Pursuant to the terms of our Omnibus Plan, all outstanding stock options will become fully exercisable immediately before a change in control, and any RSUs (other than the RSUs that will only vest upon the Canopy Growth’s acquisition of the Fixed Shares) will become fully vested upon the change in control (assuming, if applicable, that any performance criteria were achieved at the target level), unless the surviving entity agrees to assume the awards or issue substitute awards.

Director Compensation

During 2022, we paid each of our directors an equity retainer of 267,813 fully vested Fixed Shares. In addition, Kevin Murphy and Steven Strom received an additional 26,782 fully vested Fixed Shares for their services rendered as Committee Chairs. Upon his appointment to the Board, Mr. Strom received 27,778 fully vested Fixed Shares and 94,538 fully vested Floating Shares. We also reimbursed our directors for any out-of-pocket travel expenses incurred in order to attend meetings of the Board, committees of the Board or meetings of the Corporation’s shareholders. We did not provide our directors with a cash retainer or any payments for attending Board meetings.

Director Compensation Table

The following table sets forth information concerning the compensation earned by directors during the 12 months ended December 31, 2022.

Name	Fees Earned (US$)	Share-Based Awards (US$)(1)(2)	Option Awards (US$)(3)	All Other Compensation (US$)	Total (US$)
Kevin Murphy	-	$182,649	-	-	$182,649
Katie Bayne	-	$166,044	-	-	$166,044
John Boehner	-	$166,044	-	-	$166,044
Doug Maine	-	$166,044	-	-	$166,044
Brian Mulroney	-	$166,044	-	-	$166,044
Patricia Lopez	-	$166,044	-	-	$166,044
Bill Van Faasen	-	$166,044	-	-	$166,044
Steven Strom	-	$332,649	-	-	$332,649

Notes:

(1)	Represents the grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(2)	As of December 31, 2022, Mr. Murphy had 343,642 Fixed RSUs and 147,275 Floating RSUs outstanding. No other director had any RSUs outstanding as of December 31, 2022.

(3)	As of December 31, 2022, Messrs. Murphy, Boehner, Maine and Mulroney each had options to purchase 19,512 Floating Shares outstanding, having an exercise price of $2.05 and expiring on December 31, 2025. No other director had any outstanding options as of December 31, 2022.

INTERCORPORATE MANAGEMENT AGREEMENTS

No management functions of the Corporation are performed by a person or company other than the directors and executive officers of the Corporation.

Pursuant to the third amended and restated limited liability company agreement of HSCP dated November 14, 2018, as further amended, (the “A&R LLC Agreement”), USCo (in which the Corporation owns a 100% equity interest) is the sole manager (the “Manager”) of HSCP, the Corporation’s principal operating subsidiary. Under the A&R LLC Agreement, the Manager is to appoint HSCP’s officers, to fix their salaries and compensation, and to delegate such authority and titles to them as it may consider advisable. The officers of HSCP oversee the day to day business and operations of HSCP, subject to the limitations imposed by the Manager. The Manager may resign at any time and vacancies in the position of Manager are to be filled by USCo. The members of HSCP have no authority to remove or replace the Manager. The Manager may cause HSCP to contract and deal with the Manager, provided such contracts and dealings are on terms comparable to and competitive with those available to the Corporation from others dealing with the Corporation at arm’s length, or are approved by the members of HSCP. USCo and USCo2 are to be reimbursed for all reasonable out of product expenses incurred on behalf of HSCP. The Manager does not receive any further compensation under the A&R LLC Agreement. The Manager is not to be liable to HSCP or any other of its members for any act or omission performed by it in its capacity as Manager, provided the act or omission is not attributable to the Manager’s fraud, intentional misconduct or knowing violation of any law, or breaches of representations and warranties combined in the A&R LLC Agreement or any other agreement between the Manager and HSCP.

CORPORATE GOVERNANCE AND AUDIT COMMITTEE DISCLOSURE

The Board is committed to the highest standards of integrity, fiduciary duty and corporate governance. National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 - Corporate Governance Guidelines (“NP 58-201”, and together with NI 58-101, the “CSA Guidelines”) set out a series of guidelines for effective corporate governance. Under the CSA Guidelines, the Corporation must disclose on an annual basis the corporate governance practices it has adopted. Further, the Corporation acknowledges the concerns of the Canadian Securities Administrators (“CSA”) noted in CSA Staff Notice 51-359 Corporate Governance Related Disclosure Expectations for Reporting Issuers in the Cannabis Industry (the “Staff Notice”). In particular, the Staff Notice states that detailed information of any cross-ownership of financial interests in the cannabis industry should be disclosed in applicable disclosure documents, along with maintaining the independence of board members. In this section, the Corporation summarizes such practices, in addition to certain other governance matters. Our Board Mandate and charters for our Board’s Audit and Compensation and Corporate Governance Committee are available on our website, www.investors.acreageholdings.com/governance-documents, and are otherwise available in print to any Shareholder who requests them from our Corporate Secretary.

Board of Directors

Composition and Independence

The Board is currently comprised of nine members. Five of the nine directors are considered to be independent under the CSA Guidelines and in accordance with National Instrument 52-110 - Audit Committees (“NI 52-110”). Under NI 52-110, an independent director is one who is free from any direct or indirect relationship which could, in the view of the Board, be reasonably expected to interfere with such director’s exercise of independent judgment. The directors of the Corporation who are independent are Brian Mulroney, Douglas Maine, Katie J. Bayne, Patricia Lopez and Steven Strom. Messrs. Caldini, Murphy and Van Faasen are not independent, given that they have previously served and received compensation as the Chief Executive Officer of the Corporation during the past three years, and Mr. Murphy is currently a part of a related party transaction. Currently, our Board believes it is in the best interests of the Corporation to appoint a lead independent director. Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our Corporation, streamlines accountability for our performance and facilitates our Board’s efficient and effective functioning. Steven Strom is the current lead independent director of the Corporation. The lead independent director is expected to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may direct. See “Position Description”.

The independent directors meet for in camera sessions without non-independent directors and members of management at the end of each regular Board meeting (unless they waive such requirement).

Other Directorships

Currently, the following directors serve on the boards of other public companies, as listed below:

Name of Director	Other Reporting Issuers
Brian Mulroney	Quebecor Inc. (TSX: QBR)
The Blackstone Group L.P. (NYSE: BX)
John Boehner	Titan Mining Corporation (TSX: TI)
Augusta Gold Corp. (OCTMKTS: AUGG)
William van Faasen	Eversource Energy (NYSE: ES)
Patricia Lopez	Domino’s Pizza (NYSE: DPZ)
Express, Inc. (NYSE: EXPR)
Aramark Corporation (NYSE: ARMK)
Katie J. Bayne	Eargo, Inc. (NASDAQ: EAR)
The Honest Company, Inc. (NASDAQ: HNST)

Meeting Attendance

The Board met six times during 2022, and each of our directors attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served, in each case while the director was serving on our Board of Directors or such committees, as applicable. The Board met in executive sessions during all regularly scheduled meetings, without management present, and plans to continue that process going forward. The lead independent director presided over these executive sessions.

Position Description

The Board has developed a written position description for the lead independent director. The lead independent director is expected to provide leadership to independent directors by:

●	serving as Chair of the meetings of the independent directors;

●	serving as principal liaison between the independent directors and the Chief Executive Officer of the Corporation and between the independent directors and senior management of the Corporation;

●	ensuring that independent directors have adequate opportunities to meet and discuss issues in meetings of the independent directors without management of the Corporation or non-independent directors present;

●	communicating to management of the Corporation or the Board, as appropriate, the results of meetings among independent directors;

●	convening meetings of the Board with the concurrence of at least one other director as appropriate to discuss matters requiring consideration or discussion amongst the members of the Board;

●	in the absence of the Chair, presiding as chair at meetings of the Board;

●	endeavoring to ensure reasonable procedures are in place for directors to engage outside advisors at the expense of the Corporation in appropriate circumstances;

●	being the primary contact for stakeholders who wish to contact independent directors; and

●	performing such other duties as the Board may from time to time direct.

Communications with the Board

Shareholders may communicate with our Board or individual directors by submitting communications in writing to us to: Office of the Corporate Secretary, 366 Madison Avenue, 14th Floor, New York, New York, 10017.

Board Mandate

The mandate of the Board (the “Board Mandate”) is focused on governance and stewardship of the business carried on by the Corporation and its subsidiaries as a whole and to act with a view to the best interests of the Corporation and its Shareholders. The Board has adopted a written mandate which provides that the core responsibilities of the Board include stewardship and oversight in the following areas:

(a) Overseeing Shareholder Communication

The Board shall ensure there is effective communication between the Corporation and its Shareholders, other stakeholders and the public. The Board meets annually to review the Corporation’s communication and disclosure policies.

(b) Establishing Strategic Goals, Performance Objectives and Operational Policies

The Board reviews and approves strategic corporate objectives and is responsible for establishing corporate values against which the performance of the Corporation and its subsidiaries are measured. At least annually, the Board will meet to approve long-term strategies, review and approve strategic and operational plans and budgets developed by management, set targets against which to measure corporate and executive performance and satisfy itself that a portion of executive compensation is linked appropriately to performance of the Corporation.

(c) Delegating Management Authority

The Board shall satisfy itself that processes are in place with respect to the appointment, development, evaluation and succession of senior management of the Corporation and its subsidiaries and that the Chief Executive Officer and the other executive officers of the Corporation create a culture of integrity throughout the Corporation and its subsidiaries. Among other things, the Board shall delegate to the Chief Executive Officer and such other executive officers determined are appropriate, the authority to manage the business of the Corporation and its subsidiaries and to make decisions regarding the ordinary course of business and operations in accordance with the Corporation’s Delegation of Authority Policy and ensure that the Delegation of Authority Policy is reviewed annually.

(d) Monitoring Risk, Compliance and Corporate Performance

The Board shall assess and monitor the principal risks of all aspects of the businesses in which the Corporation and its subsidiaries as a whole are engaged. The Board is responsible for monitoring the performance of the Corporation and its subsidiaries against both short-term and long-term strategic plans and annual performance targets, and monitoring compliance with Board policies and the effectiveness of risk management practices. In addition, the Board shall verify effective internal controls and see that management information systems are implemented and maintained, which ensure the directors discharge the Board’s oversight responsibilities, including the Corporation’s compliance with legal and regulatory requirements related to financial and other continuous disclosure reporting.

(e) Developing Board Processes

The Board develops procedures relating to the conduct of its business and the fulfillment of the Board’s responsibilities. It is also responsible, through the Compensation and Corporate Governance Committee, for developing the Board’s approach to corporate governance.

Board Committees

At present, the Board has three standing committees, the Audit Committee, the Compensation and Corporate Governance Committee and the M&A Committee.

Audit Committee

The Audit Committee met four times during 2022. The Audit Committee is currently comprised of four members: Steven Strom (Chair), Douglas Maine , William Van Faasen, and Katie Bayne. Steven Strom, Douglas Maine and Katie Bayne meet the independence requirements pursuant to NI 52-110 and all four members of the Audit Committee are financially literate within the meaning of NI 52-110. Information concerning the relevant education and experience of the Audit Committee members can be found in “Business to be Transacted at the Meeting - Election of Directors” in this Proxy Statement. The Board has determined that Steven Strom qualifies under the SEC’s rules as an “audit committee financial expert.”

The principal duties and responsibilities of the Audit Committee are to assist the Board in discharging the oversight of:

●	the integrity of the Corporation’s consolidated financial statements and accounting and financial processes and the audits of the Corporation’s consolidated financial statements;

●	the Corporation’s compliance with legal and regulatory requirements;

●	the Corporation’s external auditors’ qualifications and independence;

●	the work and performance of the Corporation’s financial management and its external auditors; and

●	the Corporation’s system of disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance, and risk management established by management and the Board.

Also, as part of its program of risk oversight, the Audit Committee is responsible for overseeing cybersecurity risk, information risk and technology risk, as well as management’s actions to identify, assess, mitigate, remediate material issues. In fulfilling its responsibilities, the Audit Committee meets regularly with the Corporation’s auditor and key management members.

The Corporation’s Audit Committee is governed by an audit committee charter, a copy of which is available on our website at investors.acreageholdings.com. The Audit Committee has access to all of the Corporation’s books, records, facilities and personnel and may request any information about the Corporation as it may deem appropriate. It also has the authority to retain and compensate special legal, accounting, financial and other consultants or advisors to advise the Audit Committee, and is responsible for the pre-approval of all non-audit services to be provided by our auditors. Since the commencement of the Corporation’s most recently completed financial year, the Board has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor.

Audit Committee Report

In connection with its function to oversee and monitor the financial reporting process of the Corporation, the Audit Committee has done the following:

●	reviewed and discussed the Corporation’s audited financial statements for the fiscal year ended December 31, 2022 with the Corporation’s management;

●	discussed with Marcum LLP, the Corporation’s independent registered public accounting firm, those matters required to be discussed by the Public Company Accounting Oversight Board and the SEC;

●	received the written disclosures and the letter from Marcum LLP required by the applicable requirements of the Public Company Accounting Oversight Board, considered whether the provisions of non-audit services by Marcum LLP are compatible with maintaining Marcum LLP’s independence, and discussed with Marcum LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Audit Committee of the Board of Directors

Steven Strom (Chair)

Katie J. Bayne

Douglas Maine

William Van Faasen

Compensation and Corporate Governance Committee

The Compensation and Corporate Governance Committee met three times during 2022. The Compensation and Corporate Governance Committee is currently comprised of three members: Kevin P. Murphy (Chair), John Boehner and Patricia Lopez.

The principal duties and responsibilities of the Compensation and Corporate Governance Committee are to assist the Board in discharging its oversight of:

●	executive and director compensation;

●	executive compensation disclosure;

●	management development and succession;

●	the Corporation’s overall approach to corporate governance;

●	the size, composition and structure of the Board and its committees;

●	orientation and continuing education for directors;

●	related party transactions and other matters involving conflicts of interest; and

●	any additional matters delegated to the Compensation and Corporate Governance Committee by the Board.

M&A Committee

The principal duties and responsibilities of the M&A Committee are to assist the Board in:

●	reviewing and providing guidance to management and the Board with respect to the Corporation’s acquisition, investment and divestiture strategies.

●	evaluating acquisition, investment and divestiture opportunities, when and as appropriate.

The M&A Committee also requests that management prepare and present post-acquisition performance reviews on specified acquisitions as the M&A Committee sees fit.

Orientation and Continuing Education

No formal program currently exists for the orientation of new directors. It is expected that existing directors will provide orientation and education to any new members on an informal and ad hoc basis. No formal continuing education program currently exists for the directors of the Corporation; however, the Corporation encourages directors to attend, enroll or participate in courses and/or seminars dealing with financial literacy, corporate governance and related matters. Each director of the Corporation has the responsibility for ensuring that he or she maintains the skill and knowledge necessary to meet his or her obligations as a director.

Ethical Business Conduct

The directors of the Corporation have adopted a formal written code of ethics and business conduct (the “Code”) in addition to compliance with applicable governmental laws, rules and regulations. The Code is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	avoidance of conflicts of interest with the interests of the Corporation;

●	protection and proper use of corporate assets and opportunities;

●	compliance with applicable governmental laws, rules and regulations;

●	the prompt reporting of any violations of the Code to an appropriate person or person identified in the Code; and

●	accountability for adherence to the Code.

The Code sets the minimum standards expected to be met or exceeded in all business and dealings of the Corporation and provides guidelines to help address new situations. The directors of the Corporation expect the Corporation’s employees, officers, directors and representatives to act with honesty and integrity and to avoid any relationship or activity that might create, or appear to create, a conflict between their personal interest and the interests of the Corporation.

Nomination of Directors

The Board is responsible for nominating members for election to the Board by the Corporation’s Shareholders at the annual general meeting of Shareholders. The Board is also responsible for filling vacancies on the Board that may occur between annual general meetings of Shareholders. The Compensation and Corporate Governance Committee shall be responsible for identifying, reviewing, evaluating and recommending to the Board candidates to serve as directors of the Corporation, in accordance with its charter and consistent with the criteria set forth in the Board Mandate. The criteria will reflect, among other things:

●	competencies, skills and personal qualities that the Board considers to be necessary for the Board, as a whole, to possess;

●	competencies, skills and personal qualities that the Board considers each existing director to possess;

●	competencies, skills and personal qualities that each new director would bring to the Board; and

●	responsibilities that would materially interfere with or be incompatible with Board membership.

In identifying, reviewing, evaluating and recommending to the Board candidates to serve as directors of the Corporation, the Compensation and Corporate Governance Committee will seek to identify candidates providing for diverse backgrounds with outstanding business experience, and candidates that have a proven ability and significant accomplishments through other enterprises to enable the Board to represent a broad set of capabilities and viewpoints.

Assuming all nominees for director are elected pursuant to the proposals within this proxy statement, our Board would include two female directors and one director who identifies as racially or ethnically diverse.

Compensation

The Compensation and Corporate Governance Committee is charged with reviewing on an annual basis the compensation and benefits paid to the directors considering market conditions and practice and considering risks and responsibilities.

Related Party Transactions

The Compensation and Corporate Governance Committee is also expected to review and approve all related-party transactions and prepare reports for the Board on such-related party transactions.

On December 16, 2021, the Company entered into the prime rate credit facilities due January 2026 with a syndicate of lenders, including Viridescent Realty Trust, Inc. (“Viridescent”), an entity controlled by Kevin Murphy, the Corporation’s Chairman. On October 24, 2022, the Corporation amended these credit facilities and the Corporation paid an amendment fee of $1.25 million to the lenders, with $375,000 paid to Viridescent.

Viridescent has committed $37.5 million of the $125.0 drawn down under the credit facility, with third-party syndicated affiliates committing the additional $87.5 million. During the year ended December 31, 2022, the Company incurred interest expense attributable to Viridescent of $3.385 million. The loan is secured by first-lien mortgages on Corporation’s wholly owned real estate and other commercial security interests.

Director Terms Limits and Other Mechanisms of Board Renewal

The Corporation does not have a retirement policy and does not discriminate based on age. Similarly, the Board has not adopted a term limit for directors or established a formal process for the renewal of Board membership. The Board is of the view that the imposition of arbitrary director term limits may diminish the benefits derived from continuity amongst members and their familiarity with the Corporation and the industry in which it operates and could unnecessarily expose the Corporation to losing experienced and valuable talent.

ESG Committee or Function Reporting to the Board

The Corporation’s sustainability efforts are overseen by our Board. The Board as a whole, rather than any particular Board committee, actively oversees our objectives, goals, strategies, and activities relating to sustainability and corporate responsibility matters and assists the Board in ensuring that we operate as a sustainable organization and responsible corporate citizen to enhance stockholder value, provide value to the communities in which we operate and protect our reputation.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director, proposed director, executive officer, nor any of their respective associates or affiliates, is or has been indebted to the Corporation or its subsidiaries since the beginning of the Corporation’s most recently completed financial year.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Corporation maintains directors’ and officers’ liability insurance to protect persons indemnified pursuant to the A&R LLC Agreement against certain expenses, liabilities or losses described in the A&R LLC Agreement whether or not the Corporation would otherwise have the power to indemnify such person against such expenses, liabilities or losses under the provisions of the A&R LLC Agreement. For the fiscal year ended December 31, 2022, the insurance provided for a coverage limit of US$5,000,000 for claims and expenses, without a retention for each person insured under the policy when the Corporation cannot indemnify such person and with a retention of: (i)US$5,000,000 for all other claims (including securities claims against the Corporation) and expenses. There is an additional policy which provides an additional coverage limit of US$5,000,000 for claims and expenses made against individual insureds as defined in the policy, without a retention for each person insured under the policy when the Corporation cannot indemnify such person. The total premiums for the insurance were US$1,825,000 which were paid in full by the Corporation.

TRANSFER AGENT AND REGISTRAR

The Corporation’s transfer agent and registrar for the Subordinate Voting Shares and Fixed Multiple Shares is Odyssey Trust Company at its office at 350 - 409 Granville Street, Vancouver, British Columbia, V6C 1T2, Canada. The Corporation’s DTC FAST agent for the Subordinate Voting Shares is Odyssey Trust Company at its office at 350 - 409 Granville Street, Vancouver, British Columbia, V6C 1T2, Canada.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed below and elsewhere in this Proxy Statement, neither the Corporation nor any director or officer of the Corporation, nor any proposed nominee for election as a director of the Corporation, nor any other insider of the Corporation, nor any associate or affiliate of any one of them has or has had, at any time since the beginning of the Corporation’s most recently completed year, any material interest, direct or indirect, in any transaction or proposed transaction that has materially affected or would materially affect the Corporation.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

Management of the Corporation knows of no matters to come before the Meeting other than as set forth in this Proxy Statement. HOWEVER, IF OTHER MATTERS WHICH ARE NOT KNOWN TO MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING, THE ENCLOSED FORM OF PROXY WILL BE USED TO VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.

SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Under the Corporation’s articles (the “Articles”), for director nominations to be presented at the 2024 Annual Meeting, the Corporate Secretary of the Corporation must receive notice in accordance with the Articles at the Corporation’s principal executive offices not later than the close of business on the 40th day before the 2024 Annual Meeting. The notice must include all of the information required by the Articles. Shareholder proposals intended for inclusion in the Corporation’s proxy materials under Rule 14a-8 under the U.S. Exchange Act, for the 2024 Annual Meeting must be received at the Corporation’s headquarters no later than January 2, 2024. Proposals and notices of proposals should be delivered to our principal executive office at: Office of the Corporate Secretary, 366 Madison Avenue, 14th Floor, New York, New York, 10017.

In addition to satisfying the foregoing requirements under our Articles, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Corporation ’s shares entitled to vote on the election of directors in support of director nominees other than the Corporation ’s nominees) no later than April 14, 2024.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, services that deliver our communications to Shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple Shareholders sharing the same address a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, a printed version of our annual report to Shareholders and this Proxy Statement. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, annual report to Shareholders and/or Proxy Statement to any Shareholder at a shared address to which a single copy of the document was delivered.

Shareholders sharing an address may also request delivery in the future of a single copy of a Notice of Internet Availability of Proxy Materials, annual report to Shareholders and/or Proxy Statement if they are currently receiving multiple copies of such documents. Shareholders may notify us of their requests by writing to our Corporate Secretary at 366 Madison Avenue, 14th Floor, New York, New York, 10017.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Shares (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our Shares with the SEC. Copies of these reports are also required to be delivered to us.

We believe, based solely on our review of the copies of such reports submitted on EDGAR and written representations from Reporting Persons, that during the fiscal year ended December 31, 2022, all Reporting Persons complied with all applicable filing requirements in a timely manner except for a late Form 3 for Mr. Curran as a result of an administrative delay and a late Form 4 for Ms. Bayne that was filed late as a result of an administrative error.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available under the Corporation’s profile on the SEC’s website at www.sec.gov. Financial information is provided in the Corporation’s audited consolidated financial statements and management’s discussion and analysis for the year ended December 31, 2022. Copies of the Corporation’s financial statements and management’s discussion and analysis may be obtained under the Corporation’s profile on the SEC’s website at www.sec.gov, under the Corporation’s profile at www.sedar.com or upon written request to the Corporate Secretary at 366 Madison Avenue, 14th Floor, New York, New York, 10017.

APPROVAL OF BOARD

The contents of this Proxy Statement and delivery of it to each director of the Corporation, to the auditors of the Corporation and to the Shareholders of the Corporation entitled to notice of the Meeting, have been approved by the directors of the Corporation.

DATED at New York, New York this 1st day of May, 2023.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed)
Kevin P. Murphy
Chairman

ACREAGE HOLDINGS, INC. Form of Proxy – Annual Meeting to be held on June 13, 2023 Trader’s Bank Building 702, 67 Yonge St. Toronto, ON M5E 1J8 Appointment of Proxyholder I/We being the undersigned holder(s) of Acreage Holdings, Inc. hereby appoint Kevin Murphy or failing this person, Steve Goertz, each OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein: as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Acreage Holdings, Inc. to be held on June 13, 2023 at 12 p.m. EDT virtually at https://web.lumiagm.com/211875619 or at any adjournment thereof. 1. Election of Directors. For Withhold For Withhold For Withhold a. John Boehner b. Kevin Murphy c. Douglas Maine d. Brian Mulroney e. William C. Van Faasen f. Katie J. Bayne g. Patricia Lopez h. Peter Caldini i. Steven Strom 2. Appointment of Auditors. Appointment of Marcum LLP as the new auditors of Acreage Holdings, Inc. for the ensuing year and authorization of the Board of Directors to fix the remuneration of Marcum LLP The Board recommends you vote “FOR” all of the nominees listed in Proposal 1 and “FOR” Proposal 2. For Withhold Authorized Signature(s) – This section must be completed for your instructions to be executed. I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Signature(s): Date / / MM / DD / YY Interim Financial Statements – Check the box to the right if you would like to RECEIVE Interim Financial Statements and accompanying Management’s Discussion & Analysis by mail. See reverse for instructions to sign up for delivery by email. Annual Financial Statements – Check the box to the right if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. See reverse for instructions to sign up for delivery by email. This form of proxy is solicited by and on behalf of Management.

Proxies must be received by 12 p.m., EDT, on June 9, 2023. Notes to Proxy 1. Each holder has the right to appoint a person, who need not be a holder, to attend and represent him or her at the Annual General Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse. 2. If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name appears on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME: To Vote Your Proxy Online please visit: https://login.odysseytrust.com/pxlogin You will require the CONTROL NUMBER printed with your address to the right. If you vote by Internet, do not mail this proxy. To Virtually Attend the Meeting: You can attend the meeting virtually by visiting https://web.lumiagm.com and entering the meeting ID 211-875-619. For further information on the virtual AGM and how to attend it, please view the management information circular of the company for the fiscal year 2022. The password to join the meeting is acreage2023. To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at www.odysseycontact.com Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail. Shareholder Address and Control Number Here